Exhibit 10.18

CHANGE IN TERMS AGREEMENT

REVOLVING STATUSED OPERATING NOTE

This Change in Terms Agreement (“Agreement”) is entered into as of May 24, 2004, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FCStone Financial, Inc., West Des Moines, Iowa 50266, an Iowa corporation (the “Borrower”).

Whereas, Deere initially granted Borrower an Revolving Statused Operating Loan Facility (“Loan”) in the amount of $50,000,000 as governed by a Master Loan Agreement, dated April 15, 2002, as amended by the First Amendment To Master Loan Agreement dated November 3, 2003, and evidenced by an Revolving Statused Operating Note (“Note”) in the amount of $50,000,000, dated April 15, 2002, and

Whereas, the Borrower has now requested modifications to the Loan granted by Deere including the request to reduce the Loan from $50,000,000 to $46,000,000 to maintain total loan commitments to the FCStone complex at approved commitment levels, representing a decrease of $4,000,000 in the amount of the Loan and Deere has approved the requested decrease making a total amended Loan of $46,000,000.

Therefore, the amount of the Loan will be decreased by the amount of $4,000,000 making a total Loan of $46,000,000 and the amount of the Note shall be decreased to $46,000,000 wherein the principal paragraph of said Note shall be amended to read as follows:

FOR VALUE RECEIVED, FCStone Financial, Inc., an Iowa Corporation, of West Des Moines, Iowa (the “Borrower”), promises to pay to the order of Deere Credit, Inc., a Delaware corporation (the “Lender”), at Lender’s office at such place as Lender may designate in writing, the principal sum actually advanced from time to time in an amount up to Forty Six Million and 00/100 DOLLARS ($46,000,000.00), together with interest as provided in this Note, all in lawful money of the United States of America.

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first shown above.

Deere Credit, Inc.		FCStone Financial, Inc.

By:	/s/ BERT JOHNSON	By:	/s/ ROBERT V. JOHNSON
Title:	Agri. Bus. Portfolio Mgr.	Title:	Treasurer